                                                                                                                             Exhibit 10

                                       Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 (the "Registration Statement") of our
report dated April 9, 2009, relating to the financial statements of Prudential Annuities Life Assurance Corporation Variable Account
B, which appears in the December 31, 2008 Annual Report to the contract owners of Prudential Annuities Life Assurance Corporation
Variable Account B. We also consent to the incorporation by reference in this Registration Statement of our report dated March 16,
2009, relating to the financial statements of Prudential Annuities Life Assurance Corporation, which appears in Prudential Annuities
Life Assurance Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 19, 2009